EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 28th day of January, 2015 by and between SIBLING GROUP HOLDINGS, INC., a Texas corporation (the "Company"), and BRIAN A. OLIVERSMITH (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company has asked the Executive to serve as Chief Executive Officer of the Company and;

WHEREAS, the parties are desirous of entering into this Agreement in order to ensure the Company of the valuable services of the Executive pursuant to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

1.

EMPLOYMENT CONDITIONS

(a)  Effective upon the commencement of the Term hereof (as defined in Section 2), the Company hereby employs the Executive as Chief Executive Officer and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.  As Chief Executive Officer, the Executive shall report only to the Board of Directors of the Company (the “Board” or “Board of Directors”), and shall have powers and authority superior to those of any officer or employee of the Company or any Subsidiary thereof except those reserved to the Board by the Certificate of Formation or Bylaws of the Company as in effect on the date of this Agreement.  It is the intent of the parties that the Executive shall manage the global affairs of the Company in accordance with the plans and strategies developed by the Board of Directors.

2.

TERM

(a)

The term of the Executive's engagement hereunder shall be for two (2) years commencing as of the date of this Agreement (the "Commencement Date") and shall automatically renew for successive one year terms on the two year anniversary of the Commencement Date and each successive anniversary of the Commencement Date terminated in accordance with the terms hereof (the "Term").  In the event the Term of this Agreement extends for a period of more than two years after the Commencement Date, the Company shall have the right to terminate this Agreement upon 180 days prior written notice. In the event of such termination, Executive shall not be entitled to any further compensation under this Agreement notwithstanding anything to the contrary provided for in Section 8.

3.

DUTIES OF EXECUTIVE

(a)

During the Term of this Agreement, the Executive shall devote his best efforts and full-time and attention to the affairs of the Company.

(b)

Executive will act as the Company’s Chief Executive Officer and shall perform such services and assume such duties and responsibilities as are assigned to Executive by the Board of Directors, which are consistent with the position of Chief Executive Officer, including but not limited to Strategy, Countries targeted,  Pricing, Product Design, Product Offerings, Partnerships, Distribution/Distributors, Personnel, Commissions or sales agent agreements, Portfolio Companies, Sales, Marketing, Budget and any other responsibilities reasonably related to running the Company.

(c)

Notwithstanding Section 3(a) hereof, the Executive may serve on the board of directors of such other corporations, trade associations, charitable organizations or other entities; provided, however, that such services or activities shall not conflict with the Executive's duties to the Company.

4.

COMPENSATION

Subject to any other provision of this Agreement, during the Term hereof, the Executive shall receive a base salary as described in Schedule A attached hereto.  All salary payments will be, less applicable withholding taxes and other deductions approved by the Executive or required by law in accordance with the usual payroll practices of the Company.

5.

EMPLOYEE BENEFITS

The Executive shall be entitled to a minimum of the lesser of Four (4) weeks of paid vacation or such amount as held by other SIBE senior management during each year with the ability to carry over up to Two (2) weeks of unused vacation from one calendar year to the next.  In addition to the compensation and other benefits provided for elsewhere in this Agreement, the Executive shall receive health insurance for Executive and Executive’s immediate family and shall be reimbursed for all necessary and reasonable business expenses incurred by the Executive in the performance of his duties hereunder in accordance with such reasonable procedures as the Company may adopt generally from time to time.  The Executive shall also be eligible to receive stock or option awards as determined by the Board of Directors.

6.

COUNSEL FEES AND INDEMNIFICATION

(a)

In the event of a Dispute or arbitrable matter under Section 9 hereof the Company shall pay, or reimburse to the Executive, all reasonable fees and costs of his legal counsel incurred by the Executive; provided, however if the Executive does not prevail in a Dispute or arbitrable matter under Section 9 hereof initiated by him, the Executive shall be responsible for the fees and cost of the Executive.

(b)

The Company shall indemnify and hold harmless the Executive as currently provided in the Company's Certificate of Formation and By-laws.  The rights of indemnification in the Company’s current Certificate of Formation and By-laws shall not be diminished by subsequent modification or amendment without the approval of the Executive, except as such indemnification is modified as required by law.

(c)

The provisions of this Section 6 shall survive the termination or expiration of this Agreement.

7.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND EXECUTIVE

(a)

The Company hereby represents and warrants to, and agrees with, the Executive as follows:

(i)

this Agreement, and each of the terms and provisions hereof, including, without limitation the undertakings with respect to payment, indemnification set forth herein, do not violate or conflict with (A) any provisions of the Certificate of Formation or the Bylaws of the Company, (B) any agreement by which the Company is bound, (C) any federal, state or local law, rule, or regulation or judicial order.  This Agreement has been duly and validly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(ii)

the Company has all power and authority (including, without limitation all necessary governmental, judicial or other consents, approvals or authorizations) necessary to enter into this Agreement and to perform its obligations hereunder and thereunder;

(iii)

this Agreement and the employment of the Executive by the Company have been approved by the Board ; and

(iv)

the Company has exercised reasonable diligence (including consulting with outside counsel) in making the representations and warranties set forth herein and the Board of Directors has authorized the Company to make the representations and warranties set forth herein.

(b)

The Executive hereby represents and warrants to, and agrees with, the Company as follows:

(i) Executive or any entity affiliated with Executive is not subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (“Disqualification Events”).

(c)

Non-Competition

Executive shall not, and Executive shall cause its Affiliates (as hereinafter defined) not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Person (as hereinafter defined) during the term of this Agreement and for a period of one year thereafter (the “Restricted Period”):

(i)

engage in any activities on behalf of or have an interest in any Competitor of the Company, whether as an owner, investor, executive, manager, employee, consultant, contractor, advisor, or otherwise. Executive’s ownership of less than one percent (1%) of any class of stock in a publicly-traded entity shall not be a breach of this Section 7(c)(i).

(ii)

engage in any activities on behalf of or have an interest in any T-Mobile Competitor of the Company, whether as an owner, investor, executive, manager, employee, consultant, contractor, advisor, or otherwise. Executive’s ownership of less than one percent (1%) of any class of stock in a publicly-traded entity shall not be a breach of this Section 7(c)(ii).

(iii)

“Competitor” means any Person or their respective Affiliates doing business throughout the world (the “Territory”) if such Person provides classroom or online education services or products, including, but not limited to language-learning software and services.

(iv)

“Affiliates” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified, and  (a) “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, (b) the terms “controlling” and “controlled” have meanings correlative to the foregoing and (c) “controlled Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, is controlled by the Person specified.

(v)

“Person” shall mean any individual or entity, including any private or public company or trust, exempted company, exempted limited partnership, private limited company, corporation, partnership, limited partnership, limited liability company, trust, charitable trust or other legal entity, wherever organized, or any unincorporated association or  governmental authority.

(vi)

Executive covenants and agrees that should a court at any time determine that any restriction or limitation in this Section 7(c) is unreasonable or unenforceable, it will be deemed amended so as to provide the maximum protection to the Company and be deemed reasonable and enforceable by the court.

(d)

Non-solicitation

Executive shall not, and Executive shall cause its affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Person during the Restricted Period:

(i)

solicit, induce, enter into any agreement with, or attempt to influence any individual who was or is an employee, consultant, representative or agent to the Company to terminate their relationship with the Company or to enter into any relationship with such Person or their or any affiliate of such Person, or interfere in any other way with the relationship of any employee, consultant, representative or agent of the Company; or

(ii)

solicit any customer, prospective customer or business contact of the Company, or cause or participate in any actions which could result in the solicitation of such customer, prospective customer or business contact of the Company, to purchase products or services offered by the Company; or

(iii)

solicit any supplier to the Company to cease to provide any of supplier's products or services to the Company or reduce the extent of their relationship with the Company.

(e)

Non-disparagement

Executive shall note, and Executive shall cause its affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Person engage in any conduct that is injurious to the reputation or interests of the Company and its officers, directors, shareholders, employees and agents, including, but not limited to, making disparaging comments (or inducing or encouraging others to make disparaging comments) about the Company and its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

8.

TERMINATION

This Agreement may be terminated only as follows:

(a)

Manner of Termination By the Company.  This Agreement may be terminated by the Company for Good Cause or Disability of the Executive, only upon a vote of the Board of Directors at a meeting after 30 days' prior written notice to the Executive of such meeting contained in a Notice of Termination and after the Executive (together with his legal counsel) has been given the opportunity to be heard before the Board of Directors.  Except in the event of termination for Good Cause, a Notice of Termination shall not provide for a date of termination less than sixty (60) days from the date the Notice of Termination is given.

(b)

Manner of Termination by the Executive.  The Executive may terminate this Agreement, except in the event of his death, only upon Notice of Termination to the Board of Directors.  If the termination is for Good Reason, the Company shall be given thirty (30) days to cure the basis claimed for Good Reason termination.  If the basis for Good Reason termination is cured within such thirty (30) day period to the reasonable satisfaction of the Executive, the Notice of Termination shall be deemed withdrawn.  Except in event of termination for Good Reason, such Notice of Termination shall be given by the Executive at least sixty (60) days in advance of the termination of employment or such shorter time as the Board of Directors may allow.

(c)

Termination by the Company Other than for Good Cause. death or Disability or by the Executive for Good Reason.  If (A) the Company shall terminate the employment of the Executive during the Term other than for Good Cause, death or Disability, or (B) the Executive terminates this Agreement for Good Reason, then the Executive shall be entitled to receive on the date of termination of this Agreement (subject to delay of such payment in the event of a Dispute over whether a termination was for a Good Reason), and shall have a vested right with respect thereto on the date of termination, a severance payment of cash in an amount equal to one year’s annualized Base Salary Amount], in each case as in effect on the date of such termination and in each case payable at the Company’s election either in one lump sum payment or in six equal monthly installments over six months from the date of termination.

(d)

Termination by the Company for Good Cause Or Voluntary Termination by Executive Without Good Reason.  For purposes of this Agreement, Good Cause shall mean (i) fraud or embezzlement by the Executive against the Company or any of its Subsidiaries or Affiliates; (ii) conviction of the Executive, or pleading of no contest to,  a felony or a crime in the first degree or second degree as used in the Code of Criminal Justice of the State of Texas or other criminal offense involving moral turpitude or dishonesty which reflects upon the Executive's ability to perform his duties hereunder; (iii) habitual substance abuse or excessive absenteeism of the Executive not related to a Disability; (iv) a breach of any representation by Executive under this Agreement or the Share Exchange Agreement entered into among the Company, Urban Planet Media & Entertainment, Corp. and its shareholders; or (v) commission by the Executive of a criminal act or other willful act in direct violation of a written directive of the Board respecting his duties under this Agreement that in the reasonable judgment of the Board causes or will cause substantial economic damage to the Company or its Subsidiaries after written notice (specifying the particulars thereof in reasonable detail) by the Board, and reasonable opportunity to be heard are given to the Executive including his legal counsel by the Board, and the Executive is given reasonable opportunity to cure such failure by the Board subject to the following sentence.  In the event of clause (iv), the Notice of Termination shall specify the actions required by the Executive to cure such breach as well as the time period in which she is expected to take such corrective action where the Board of Directors reasonably determines in the case of clause (iv) that a cure is reasonably possible, and the Executive shall be allowed to correct such situation during the period provided in the Notice of Termination.  In the event the Board of Directors determines that Executive has taken proper and satisfactory corrective action during such period, the Executive shall not be then terminated for Good Cause and the Notice of Termination shall be deemed withdrawn. For the purposes of determining whether Good Cause existed, any act or failure to act by the Executive which is done, or omitted to be done, by him in good faith and with reasonable belief that his action or omission was in the best interests of the Company shall not be deemed to be willful.  Subject to the right to Dispute, in the event of termination of this Agreement for Good Cause or in the event of termination of this Agreement by the Executive without Good Reason all rights of Executive under this Agreement shall terminate as of the date of such termination, except (A) for the right to receive salary, bonus and other compensation and benefits that have accrued for periods prior to the date of such termination, (B) for those provisions of this Agreement that survive the termination or expiration of this Agreement and (C) the Board shall determine within ten (10) days of such termination, whether under the circumstances of the termination the Executive's right to receive any or all or any portion of the following shall be forfeited:  (i) any severance benefits.  The Executive and his legal counsel shall be entitled to meet with the Board prior to such determination.  In the event only of termination by the Company for Good Cause or by the Executive without Good Reason which determination of Good Cause or lack of Good Reason is not reversed in arbitration, any determination by the Board regarding the receipt of any or all or any portion of the amounts described in the immediately preceding clauses (i) and (ii) shall not be reviewable in arbitration or by any court.

(e)

Definition of Good Reason.

For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in the subsections below except in connection with a termination of the Executive by the Company for Good Cause, or by reason of the Executive's death or Disability.

(A)

a adverse change, in the Executive's status, title, position, Base Salary (other than in conjunction with an across-the-board reduction in executive salaries)  or responsibilities (including reporting responsibilities); the assignment to the Executive of any material duties or responsibilities which are inconsistent with his status, title or position; or any removal of the Executive from or failure to reappoint or re-elect him to any of such offices or positions;

(B)

any material breach by the Company of any provision of this Agreement after opportunity to cure such breach by the Company as provided herein;

(C)

any purported termination of the Executive's employment for Good Cause by the Company which does not comply with the terms of this Agreement;

(D)

any act of the Company which adversely change the scope of indemnification currently provided to the Executive or the failure of the Company to comply with or abide by any provision of the Certificate of Formation or By-laws relating to indemnification currently provided to the Executive;

(E)

the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successors and assigns (including any successor to the Company's business whether by merger, consolidation, transfer of all or substantially all assets, or otherwise) to assume and agree to perform this Agreement, in accordance with the terms hereof.

(f)

Termination by the Company upon Death or Disability of the Executive.  This Agreement shall terminate upon death of the Executive, and may, at the option of the Company, be terminated by the Company, upon written notice to the Executive (or his personal representative), upon the Disability of the Executive.  Upon any such termination of this Agreement for Disability, the Executive shall no longer be entitled to receive the Base Salary Amount with respect to any period after such termination.  Upon the Executive’s death, the Executive’s estate or his designated beneficiaries, as appropriate shall be entitled to receive within 30 days of his death the Base Salary Amount earned and not yet paid prior to his death. Except as provided herein, after death or disability the Company shall have no further liability to make payments to the Executive or his estate hereunder.

(g)

Payment Terms.  Payment of any amounts to which the Executive shall be entitled pursuant to the provisions of this Section 8 shall be made within ten (10) days following the due date specified herein and if no due date is specified within 10 days of termination of the Executive's employment and the expiration of any cure period except with respect to amounts which are the subject of a Dispute.  Any amounts payable pursuant to this Section 8 which are not made when due within the period specified in this Section 8(g) shall bear interest at a rate equal to the "prime rate" of interest as published from time-to-time in the Eastern Edition of The Wall Street Journal until paid to Executive.

(h)

Benefits.  In the event the Executive's employment with the Company is terminated for any reason prior to the end of the Term, the Executive and his dependents, if any, will continue to participate in any group health plan sponsored by the Company in which the Executive was participating on the date of such termination, for the remainder of the Term subject to payment by the Executive of normal employee contributions.  Thereafter, the Executive and his dependents, if any, shall be entitled to elect continuation of health coverage under Section 4980B of the Code, or any successor provisions thereto, to the extent permitted by applicable law, and subject to payment of applicable contributions by Executive.  In addition to any payments to which the Executive may be entitled upon termination of his employment pursuant to any provision of this Agreement, the Executive shall be entitled to any benefits under any life insurance, pension, supplemental pension, savings, or other employee benefit plan in which the Executive was participating on the date of any such termination only in accordance with and to the extent provided by the terms of such plans upon termination of employment of participants.

(i)

Dispute.  In the event a party hereto receives a Notice of Termination, such party within five (5) days of the receipt thereof may notify the party sending the Notice of Termination that a Dispute exists; provided however that in the event of a cure period such five (5) day period shall commence at the end of such cure period.  In particular and subject to the cure period provision set forth in the first sentence hereof, the Executive shall have five (5) days from the receipt of Notice of Termination to challenge whether or not Good Cause or Disability existed by notifying the Company that he is submitting the Dispute to arbitration pursuant to Section 9.  The Company shall have thirty (30) days, subject to the cure period provision set forth in the first sentence hereof, from the receipt of a Notice of Termination to challenge whether or not Good Reason existed by notifying the Executive that it is submitting the Dispute to arbitration pursuant to Section 9.  In the event the Panel appointed pursuant to Section 9 determines that the purported termination by the Company for Good Cause or Disability or by the Executive for Good Reason was in fact without Good Cause or no Disability was present or for Good Reason if by the Executive, the Executive shall retain all compensation paid to him during the Dispute and be entitled to applicable severance benefits under Section 8.  If a Dispute exists, and so long as the Term would not have expired but for the purported termination and so long as he continues to participate in the prompt resolution of the Dispute the Executive shall be entitled to receive his Base Salary Amount as provided under this Agreement pending resolution of the Dispute as provided herein.  In the event the Executive prevails in the Dispute, then he shall be entitled to receive any amounts to which he may be entitled hereunder.

9.

ARBITRATION

Except as otherwise provided herein, the parties hereby agree that any Dispute or any breach, termination, or challenge to the validity of this Agreement, including without limitation, Executive's challenge of a purported termination for Good Cause or Disability will be resolved pursuant to this Section.  Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive's employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Austin, Texas (or in the location of the Company’s principal business office) pursuant to the then prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association.

This agreement to arbitrate is specifically enforceable.  Judgment upon any award rendered through such arbitration may be entered in any court having jurisdiction.  The decision of the arbtrators within the scope of the submission will be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason.  The Company shall pay the costs of arbitration including the fees of the arbitrators.

10.

WAIVER

No waiver of any provision of this Agreement shall be effective and enforceable unless set forth in a written instrument executed by the parties hereto.  No waiver of any provision of this Agreement shall affect the validity or enforceability, or constitute a waiver of future enforcement, of such provision or of any other provision of this Agreement.

11.

GOVERNING LAW

This Agreement shall in all respects be subject to, governed by and construed in accordance with the laws of the State of Texas without regard to rules governing conflicts of law.

12.

SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement shall not in any manner whatsoever affect the validity or enforceability of any other provision hereof. Whenever possible, this Agreement shall be construed to permit the full enforcement of each provision hereof, and any declaration of invalidity or unenforceability with regard to any provision hereof shall be construed to minimize the effect of such declaration.  The parties agree in good faith to replace any provision which is found to be unenforceable with a provision which meets the intent of the parties.

13.

NOTICES

All notices required or permitted hereunder shall be in writing and shall be sufficiently given if:  (a) hand delivered (in which case the notice shall be effective upon delivery); (b) emailed or telecopied, provided that in such case a copy of such notice shall be concurrently sent by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective one day following dispatch); (c) delivered by Express Mail, UPS Next Day Air, Federal Express or other nationally recognized overnight courier service (in which case the notice shall be effective one business day following dispatch); or (d) delivered or mailed by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective upon receipt), to the parties at the following addresses and/or telecopier numbers, or to such other address or number as a party shall specify by written notice to the others in accordance with this Section.

If to the Company

Sibling Group Holdings, Inc.

901 Mopac Expressway South

Barton Oaks, Plaza One, Suite 300

Austin, TX  78746

Attention: Board of Directors

Facsimile:

If to Executive

Brian A. OliverSmith

4711 Hope Valley Rd.

Suite 4f-104

Durham, NC 27707

Facsimile:  323-708-7724

14.

DEATH OR DISABILITY

In the event of the death or Disability of the Executive, the Executive, his estate or his designated beneficiaries shall be entitled to the compensation, rights and benefits as are referred to herein.

15.

BINDING EFFECT

This Agreement together with any written amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, including any successor to the Company's business whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. Except as otherwise provided herein, this Agreement is not intended to confer any rights or remedies upon any person or entity other than the Executive and the Company.

16.

NO SET-OFF

Except as otherwise provided for here, no salary or other compensation received by the Executive in connection with any employment of the Executive after termination of the Executive's employment with the Company will reduce any amounts payable under this Agreement or any agreement entered into in connection herewith.

17.

AMENDMENTS

No provision of this Agreement may be modified, altered or amended except by written agreement executed by all of the parties hereto.

18.

ENTIRE AGREEMENT

This Agreement is intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreements and understandings of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

19.

HEADINGS

The various headings set forth in this Agreement are inserted for reference purposes only and shall in no way effect the meaning or intent of any provision hereof.

20.

INTERPRETATION

It is expressly agreed by the parties that the authorship of this Agreement will have no bearing on its interpretation. Each of the parties hereto acknowledges and agrees that the terms and provisions of this Agreement are fair and reasonable and that no such term or provision shall in any event be deemed a penalty.

21.

COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.

RIGHT TO ASSISTANT

Executive shall be entitled to maintain, who shall after the date hereof be paid by Company, Executive’s current assistant or an assistant of Executive’s choosing.  Such assistant shall devote substantially all of her business time and attention to Executive and assistant’s primary job responsibilities will be determined by Executive.  Such assistant’s compensation shall reasonable and customary and assistant may only be terminated by or with the consent of Executive.

23.  DEFINITIONS.  For purposes of this Agreement the following terms shall have the meanings set forth below:

"Affiliate" of a Person shall mean a corporation, limited liability company trust, or partnership, which, directly or indirectly, controls, is controlled by or is under common control with such Person, and for purposes hereof, "control" shall mean the ownership of 10 % or more of the Voting Stock of the corporation in question.

"Board of Directors" or "Board" shall mean the Board of Directors of the Company as duly constituted from time to time.

“Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

"Contract Year" shall have the meaning given such term in Section 2.

"Disability" shall mean the inability of the Executive to perform his duties of employment for the Company, pursuant to the terms of this Agreement and by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 120 consecutive days or an aggregate of 180 days in any 365 day period, and if a long-term disability plan is maintained by the Company for the benefit of the Executive, the Executive is entitled to receive long term disability payments under a long term disability plan of the Company.  The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts selected by the Board.  The existence of a Disability means that, the Executive's mental and/or physical condition substantially interferes with the Executive's performance of his duties for the Company, as specified in this Agreement.

"Dispute" shall mean (i) in the case of termination of employment of the Executive with the Company by the Company for Disability or Good Cause, that the Executive challenges the existence of Disability or Good Cause; (ii) in the case of termination of employment of the Executive with the Company by the Executive for Good Reason, that the Company challenges the existence of Good Reason.

"Good Cause" shall have the meaning given such term in Section 8(d).

"Good Reason" shall have the meaning assigned to that term in Section 8(e).

"Notice of Termination" shall mean a notice given by the Executive or the Company which shall indicate the specific basis for termination of employment of the Executive and shall set forth in reasonable detail facts and circumstances claimed to provide a basis for determination of any payments under this Agreement.

"Panel" shall have the meaning given such term in Section 9.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized officer and Executive in reliance on the representations and warranties herein has duly executed this Agreement as of the day and year first written above.

SIBLING GROUP HOLDINGS, INC.		EXECUTIVE

By:
Name:		Brian A. OliverSmith
Title:	Chairman of the Board of Directors

SCHEDULE A

It is agreed that Executive’s annual salary shall at all times be a minimum of $160,000.  Such annual salary shall be paid in [twenty six (26)] equal installments.  Commencing on January 1, 2016 and annually thereafter, Executive’s annual salary shall increase a minimum of seven percent (7%).

Executive shall also be eligible for a bonus payment at the end of each twelve month period following commencement of this Agreement with such bonus established by the Company’s Board of Directors.